
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          MAR-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                     164,943,807
<SECURITIES>                                         0
<RECEIVABLES>                                  868,901<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             169,284,138<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               169,284,138<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            16,708,107<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,618,186
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             12,089,921
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         12,089,921
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                12,089,921
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $589,440 and due from DWR of $279,461.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $3,471,430.
<F3>Liabilities include redemptions payable of $2,276,877, accrued brokerage commissions of $469,732, accrued management fees of $441,631, administrative expenses payable of $131,768 and accrued transaction fees and costs of $34,695.
<F4>Total revenues include realized trading revenue of $11,502,267, net change in unrealized of $3,481,594 and interest income of $1,724,246.

